EX-16.1
                        Resignation of Jaspers + Hall, PC

January 31, 2007

Jaspers + Hall, PC
9175 Kenyon Ave., Suite 100
Denver, CO 80237
Telephone: (303) 796-0099
Fax: (303) 796-0137


Tonga Capital Corp.
Charles T. Phillips

Dear Mr. Phillips:

     This is to confirm that the client-auditor relationship between Tonga Capital Corp. (Commission File Number 33-13791-D) and Jaspers + Hall, PC has ceased as of December 17, 2006.

Sincerely,

/s/Jaspers + Hall, PC
-----------------------------------
   Jaspers + Hall, PC

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission